UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 26, 2004


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                        000-22855                95-4780218
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


        12224 Montague Street
             Pacoima, CA                                            91331
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2004, American Soil Technologies, Inc. (the "Company") executed a Marketing Agreement (the "Agreement") with Spectrum Advisors, LLC, a Nevada limited liability company located in California ("Spectrum").

The Agreement provides that Spectrum will act as a non-exclusive sales and marketing consultant for the Company to sell the Company's Nutrimoist (R)L, Nutrimoist (R)System, Nutrimoist Crystals and Bio-Nutrients products to the retail and turf market including growers who use the products in connection with the production of horticultural products in the states of Washington, Oregon and California. The Agreement has an initial term of six months with automatic six month renewals unless either party notifies the other in writing at least 30 days prior to the expiration that it does not consent to such renewal. The Company will pay Spectrum $7,000 per month for the full-time services of three employees of Spectrum and commissions of not less than 5% nor more than 10% of the invoice price for the products sold by the Company due to Spectrum's efforts.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

On October 26, 2004, the Company issued a press release regarding this Agreement. The text of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


     (c)  The following exhibit is being furnished herewith:


          Exhibit No.                     Exhibit Description
          -----------                     -------------------
             99.1 Press release text of American Soil Technologies, Inc., dated October 26, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2004                AMERICAN SOIL TECHNOLOGIES, INC.



                                       By: /s/ Carl P. Ranno
                                          --------------------------------------
                                          Carl P. Ranno
                                          Chief Executive Officer and President